EXHIBIT 10.4

                  THIRD AMENDED AND RESTATED PROMISSORY NOTE
                    (ACQUISITION/REVOLVING LINE OF CREDIT)
                            (Commercial Paper Rate)


$150,000,000.00                                 ______________, North Carolina

                                                July 28, 1999


      FOR VALUE RECEIVED, SONIC AUTOMOTIVE, INC., a Delaware corporation ("Borrower"), whose address is 5401 East Independence Blvd., P.O. Box 18747, Charlotte, North Carolina 28218, promises to pay to FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Lender"), or order, at 6302 Fairview Road, Suite 500, Charlotte, North Carolina 28210, or at such other place as Lender may from time to time in writing designate, in lawful money of the United States of America, the principal sum of ONE HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($150,000,000.00), or so much thereof as may be advanced from time to time, together with interest, adjusted monthly, on the principal balance outstanding from time to time (the "Principal Balance"), in like money, from the date of this Third Amended and Restated Promissory Note (this "Note"), to and including the Termination Date, at the following rate (the "Applicable Interest Rate"):

      (a) with respect to that portion of the obligations the principal amount of which is less than the value of the Sonic Group's Scaled Assets (as defined in the Agreement), two and seventy-five hundredths percent (2.75%) per annum above the Commercial Paper Rate (as defined herein) in effect from time to time; and

      (b) with respect to that portion of the Obligations the principal amount of which is equal to or exceeds the value of the Sonic Group's Scaled Assets, three and seventy-five hundredths percent (3.75%) per annum above the Commercial Paper Rate in effect from time to time.

      Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Agreement.

      For purposes of computing interest during the term of this Note, the Applicable Interest Rate for each month shall be based on the Commercial Paper Rate in effect on the last day of the prior month. All changes in the Applicable Interest Rate shall become effective on the first day of a month following a change in the Commercial Paper Rate and shall be deemed in effect throughout such month.

      The Principal Balance and interest thereon at the Applicable Interest Rate shall be due and payable as hereinafter set forth.

      The outstanding Principal Balance hereunder may fluctuate up and down from time to time as Advances (as defined in the Agreement) are made, and Borrower repays the Principal Balance, or any portion thereof; PROVIDED, HOWEVER, that at any one time, the aggregate of all Advances made hereunder may not exceed the lesser of (a) $150,000,000.00 and (b) the Scaled Assets of the Sonic Group plus $25,000,000.00.




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      This Note amends, restates, replaces and supersedes the Promissory Note dated as of October 15, 1997 in the original principal amount of $26,000,000.00, as amended and restated by that certain Amended and Restated Promissory Note dated December 15, 1997, in the original principal amount of $75,000,000.00, as amended and restated by that certain Second Amended and Restated Promissory Note dated March 2, 1999 in the principal amount of $100,000,000.00 from Borrower to Lender (collectively, the "Original Note"). Any interest accrued on such promissory note as of the date hereof will be included in the next monthly payment due hereunder.

      The term "AGREEMENT" shall mean the Credit Agreement dated as of October 15, 1997, as amended by that certain Credit Agreement Amendment dated November 12, 1997, as amended and restated by that certain Amended and Restated Credit Agreement dated as of December 15, 1997, as amended by that certain Letter Agreement dated July 28, 1998, as amended by that certain Letter Agreement dated September 21, 1998, as amended by that certain Letter Agreement dated October 15, 1998, as amended by that certain Amendment to Amended and Restated Credit Agreement dated March 2, 1999, as further amended and restated by that certain Second Amended and Restated Credit Agreement dated as of even date herewith between Borrower and Lender.

      The term "AVERAGE SCALED ASSETS" shall mean, as of any Quarterly Payment Date, the average of (a) the Sonic Group's Scaled Assets on the first day of the immediately preceding Quarter, and (b) the Sonic Group's Scaled Assets on the last day of the immediately preceding Quarter.

      The term "COLLECTION RATE" shall mean two and seventy-five hundredths percent (2.75%) per annum above the Commercial Paper Rate in effect from time to time.

      The term "COMMERCIAL PAPER RATE" shall mean the interest rate for "1-Month Finance Paper Placed Directly" under the column entitled "Week Ending" for the Friday preceding the last Monday of a calendar month as reported in the Federal Reserve Statistical Release No. H.15 (519) issued by the Federal Reserve Board. In the event such Release is discontinued or modified to eliminate the reporting of a 30-day commercial paper rate, then Lender will substitute, in its sole discretion, a comparable report or release of the 30-day commercial paper rate published by a comparable source.

      The term "DAILY ADJUSTMENT AMOUNT" means, as of each day during a Quarter, the difference between (a) the Average Scaled Assets for such Quarter, and (b) the Revolving Credit Obligations (as defined in the Agreement) for each such day, multiplied by 100 basis points per annum.

      The term "TERMINATION DATE" shall mean the earlier of (a) March 2, 2001 or such other Termination Date specified in an Extension Notice and agreed to by Lender and (b) the date of the termination of the Commitment pursuant to either of Section 2.3 or Section 7.1 of the Agreement.

      The term "PAYMENT DATE" shall mean the fifteenth day of each calendar month, provided, however, if such day is not a Business Day, then the Payment Date shall be the next succeeding Business Day following such fifteenth day.

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      The term "QUARTER" means each three-month period commencing January 1,
April 1, July 1, and October 1, beginning July 1, 1999.

      The term "QUARTERLY PAYMENT DATE" shall mean each Payment Date occurring on January 15, April 15, July 15, and October 15, commencing with July 15, 1999.

      The term "SCALED ASSETS ADJUSTMENT AMOUNT" means, as of any Quarterly Payment Date, the sum of the Daily Adjustment Amounts for each day of the immediately preceding Quarter.

      The term "SECURITY DOCUMENTS" shall mean the Agreement and any and all of the documents now or hereafter executed by Borrower and/or others, and by or in favor of Lender, which wholly or partially guarantee or secure this Note or are executed in connection with this Note.

      From the date hereof to and including the Termination Date, the Principal Balance and interest thereon shall be due and shall be payable as follows:

      consecutive monthly installments of interest at the Collection Rate on the unpaid Principal Balance outstanding commencing on the first Payment Date following the date hereof and continuing thereafter on each Payment Date through and including the Termination Date; and

      on each Payment Date which is a Quarterly Payment Date, the Borrower shall pay, in addition to interest at the Collection Rate, an amount equal to the Scaled Assets Adjustment Amount to the Lender; and

      if at any time and for any reason the outstanding Principal Balance exceeds the lesser of (i) $150,000,000.00, and (ii) the Scaled Assets of Sonic Group plus $25,000,000.00, the Borrower shall immediately make a mandatory prepayment in an amount equal to such excess; and

      on the Termination Date, a final installment which shall include all unpaid amounts of the Principal Balance and interest accrued and unpaid thereon and any and all other payments due under this Note and the Security Documents.

      Each of such payments shall be applied first to interest at the Applicable Interest Rate and the balance to reduction of the Principal Balance.

      Borrower may prepay the unpaid Principal Balance in whole or from time to time in part, upon payment of interest accrued on the unpaid Principal Balance outstanding through the day of prepayment and all other charges, without premium. Prepayments of the Principal Balance shall be applied to installments of the Principal Balance remaining unpaid in the inverse order of their maturity and shall be credited to the Principal Balance as of the date of receipt by Lender. PROVIDED HOWEVER, THAT THE BORROWER MAY NOT SO PREPAY THE UNPAID PRINCIPAL BALANCE UNLESS IT SHALL HAVE PROVIDED AT LEAST ONE BUSINESS DAY'S NOTICE TO THE LENDER OF SUCH PREPAYMENT.


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



      Payment of this Note is secured by the Security Documents. All of the agreements, conditions, covenants, provisions and stipulations contained in the Security Documents which are to be kept and performed by Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

      Time is of the essence hereof and if any of the Principal Balance or interest on this Note or other sum due hereunder is not paid when due, to the extent not in excess of the Maximum Rate (as such term is defined in the Agreement) and in accordance with applicable law, any amount not paid by the Borrower when due shall accrue interest at an additional five percent (5.0%) per annum above the rate applicable thereto until such amounts have been paid in full and shall be payable on demand by the Lender and at any rate not later than the next succeeding Payment Date. If any Event of Default shall occur, then Lender, at its option and without further notice, demand or presentment for payment to Borrower or others, may declare immediately due and payable the unpaid Principal Balance and interest accrued thereon to the date of such Event of Default and thereafter at the Applicable Rate plus three percent (3%) per annum, together with all other sums owed by Borrower under this Note and the Security Documents.

      This Note is the "Note" referred to in, and is entitled to the benefits of, the Agreement. The Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for the prepayments of the principal hereof prior to the Termination Date upon the terms and conditions therein specified.

      Principal and interest are payable in lawful money of the United States of America to the Lender, so such domestic account as the Lender may designate, in same day funds. At the time of each Advance, and upon each payment or prepayment of principal of each Advance, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of such Advance, or the amount of principal paid or prepaid with respect to such Advance, as the case may be; PROVIDED that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Agreement.

      The remedies of Lender, as provided in this Note and the Security Documents, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

      Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note.

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


      Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and, then, only to the extent specifically set forth in the writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

      This instrument shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as distinguished from the conflicts of law provisions) of the State of North Carolina.

      Whenever used, the singular shall include the plural, the plural shall include the singular, and the words "Lender" and "Borrower" shall be deemed to include their respective heirs, administrators, executors, successors and assigns. The provisions of this Note shall be binding upon and inure to the benefit of said heirs, administrators, executors, successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

      In the event any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed hereby.

      This Note amends and restates in full the Original Note and is issued in substitution for and not in payment of such prior Original Note and is not intended to constitute a novation thereof.

      IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note under seal, the day and year first above written.



                             SONIC AUTOMOTIVE, INC.,
                             a Delaware corporation

                             By:  /s/ B. Scott Smith
                                  ------------------------ (SEAL)
                             Name: B. Scott Smith
                             Title: President


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